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                                                                    EXHIBIT 10.2

                              CONSULTING AGREEMENT

                       BETWEEN GROVE CAPITAL CORPORATION.

                                AND PROBEX CORP.

This Agreement is made effective as of December 16, 1997, by and between Probex Corp., of 4238 Spring Valley Road, Dallas, Texas 75244 (Company), a Colorado corporation, and GROVE CAPITAL CORPORATION, a Georgia corporation (Consultant). Company and Consultant are hereafter collectively referred to as parties.

Consultant has a background in financial structuring of projects.

Company has developed an innovative technology that rerefines used oils and converts these into base lube oil, fuel oil, and asphalt. Company is proceeding forward to employ such technology in an operating plant (Rerefining Facility) through arrangements including procuring supply of used oil, arranging purchasers of plant output products, securing a site, and procuring financing for the engineering, procurement, construction, and commissioning of the Rerefining Facility.

Company desires to have certain services (as defined below) provided by Consultant, and Consultant agrees to provide such services (as defined below), to facilitate procurement of financing, and improve the general design and ultimate operations of the Rerefining Facility.

Therefore, the parties agree as follows:

1. DESCRIPTION OF SERVICES. Beginning on the date of this Agreement, Consultant will assist Company in obtaining a system performance guarantee from Hartford Steam Boiler & Inspection Company (the "Hartford Technical Guarantee")

2. PAYMENT. Upon the occurrence of the concluded financial closing of funding in which the Hartford Technical Guarantee is employed, Company will issue to Consultant 61,000 shares (after adjustment for stock dividends, splits, or reverse stock splits subsequent to December 1, 1997) of Company common stock in exchange for assisting in arranging the Hartford Technical Guarantee.

THE SHARES DESCRIBED ABOVE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR ANY OF THE SECURITIES LAWS OR REGULATIONS OF ANY STATE OR OTHER JURISDICTION. NOTWITHSTANDING ANY PUBLISHED QUOTATIONS FOR ANY OF THE SECURITIES, THE SECURITIES MAY NOT BE RESOLD UNLESS THEY ARE SUBSEQUENTLY REGISTERED UNDER SUCH LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE. THE COMPANY INTENDS TO UTILIZE ITS BEST EFFORTS TO REGISTER THE COMMON STOCK FOR RESALE BY CONSULTANT ON A "PIGGY BACK" BASIS, IN CONNECTION WITH ANY FUTURE REGISTRATION OF ANY OTHER SHARES OF THE COMPANY'S COMMON STOCK. HOWEVER, THE COMPANY HAS NO


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OBLIGATION TO SO REGISTER THE SHARES OF COMMON STOCK AND CONSULTANT SHOULD NOT
RELY ON THE EVENTUAL REGISTRATION OF THE COMMON STOCK IN ACCEPTING THESE SHARES AS CONSIDERATION FOR SERVICES. ACCORDINGLY CONSULTANT MAY BE REQUIRED TO BEAR THE ECONOMIC CONSEQUENCES OF HOLDING THE COMMON STOCK FOR AN INDEFINITE PERIOD OF TIME. IN ADDITION CONSULTANT IS PROHIBITED FROM ANY SALES OF THE SHARES UNTIL SUCH TIME AS THE REREFINING FACILITY HAS ACHIEVED SUCCESSFUL OPERATION AS DEFINED IN THE ABOVE PARAGRAPH.

3. TERM/TERMINATION. This Agreement shall be effective for a period of 12 months. This Agreement may be extended under the same terms by mutual agreement in writing between the Consultant and the Company.

4. RELATIONSHIP OF PARTIES. It is understood by the parties that Consultant is an independent contractor with respect to Company, and not an employee of Company. Company will not provide fringe benefits, including health insurance benefits, paid vacation, or any other employee benefit, for the benefit of Consultant. Consultant shall be responsible for any and all taxes pertaining to this Agreement.

5. NOTICES. All notices required or permitted under this Agreement shall be in writing and shall be deemed delivered when delivered in person or deposited in the United States mail, postage prepaid, addressed as follows:

Company:

Thomas G. Murray
Chief Executive Officer
Probex Corp.
4238 Spring Valley Road
Dallas, Texas 75244

Consultant:

Gregory K. Grove
President
Grove Capital Corporation
Eleven Piedmont Center, Suite 611
3495 Piedmont Road,  N. E.
Atlanta, GA 30305

Each party may change its address from time to time by either party by providing written notice to the other in the manner set forth above.


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6. ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties and there are no other promises or conditions in any other agreement whether oral or written. This Agreement supersedes any prior written or oral agreements between the parties. Each party expressly represents that they have not executed, nor are they party to, any Agreement that is in contravention to this Agreement, or that would render this Agreement invalid or unenforceable under applicable laws.

7. AMENDMENT. This Agreement may be modified or amended only if the amendment is made in writing and is signed by both parties.

8. SEVERABILITY. If any provision of this Agreement shall be held to be invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable. If a court finds that any provision of this Agreement is invalid or unenforceable, but that by limiting such provision it would become valid and enforceable, then such provision shall be deemed to be written, construed, and enforced as so limited.

9. WAIVER OF CONTRACTUAL RIGHT. The failure of either party to enforce any provision of this Agreement shall not be construed as a waiver or limitation of that party's right to subsequently enforce and compel strict compliance with every provision of this Agreement.

10. APPLICABLE LAW. This Agreement shall be governed by the laws of the State of Texas.


So signed and executed by the parties:

Company

Probex Corp.

By:  /s/ Thomas G. Murray                        /s/ Alex Daspit
     -------------------------                   -------------------
         Thomas G. Murray                            Alex Daspit
      Chief Executive Officer                         President


Consultant:

Grove Capital Corporation

By:     /s/ Gregory K. Grove
        ------------------------

Name:   Gregory K. Grove

Title:  President


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